Exhibit 99

Patterson Companies Completes Acquisition of National Veterinary Services

ST. PAUL, Minn. – August 16, 2013 – Patterson Companies, Inc. (Nasdaq: PDCO) today completed its acquisition of the stock of National Veterinary Services Limited (NVS), a wholly owned subsidiary of Dechra Pharmaceuticals PLC (Dechra) (DPH.L). NVS is the largest veterinary distributor in the United Kingdom providing an array of products and services, including reference laboratory offerings.

“The completion of this transaction marks an important milestone for Patterson Companies, and advances the strategic direction of our veterinary business. It furthers our commitment to expand Patterson Companies’ global footprint and will provide additional opportunities to increase shareholder value,” said Scott P. Anderson, chairman and chief executive officer of Patterson Companies.

As previously disclosed when the transaction was announced July 10, 2013, in Patterson’s first full year after closing, the acquisition is expected to be accretive to earnings by $0.04 to $0.05 per share, including the impact of one-time and transactional expenses. Patterson Companies remains committed to building its equipment and technical service strategy to capture market share, and the company anticipates solid growth opportunities as Patterson continues to reshape the market.

About Patterson Companies, Inc.:

Patterson Companies, Inc. is a value-added distributor serving the dental, companion-pet veterinarian and rehabilitation supply markets.

Dental Market

As Patterson’s largest business, Patterson Dental provides a virtually complete range of consumable dental products, equipment and software, turnkey digital solutions and value-added services to dentists and dental laboratories throughout North America.

Veterinary Market

Patterson Veterinary is a leading distributor of consumable veterinary supplies, equipment and software, diagnostic products, vaccines and pharmaceuticals to companion-pet veterinary clinics.

Rehabilitation Market

Patterson Medical is the world’s leading distributor of rehabilitation supplies and non-wheelchair assistive patient products to the physical and occupational therapy markets. The unit’s global customer base includes hospitals, long-term care facilities, clinics and dealers.

About Dechra Pharmaceuticals PLC:

Dechra is an international veterinary pharmaceutical business. Its expertise is in the development, manufacturing, distribution, sales and marketing of high quality products exclusively for veterinarians worldwide. Dechra’s business is unique as the majority of its products are used to treat medical conditions for which there is no other effective solution or have a clinical or dosing advantage over competitor products.

Forward-Looking Statements:

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. The Company cautions shareholders and prospective investors that the following factors, among others, may cause actual results to differ materially from those indicated by the forward-looking statements: competition within the dental, veterinary, and rehabilitative and assistive living supply industries; changes in the economics of dentistry, including reduced growth in expenditures by private dental insurance plans, the effects of economic conditions and the effects of healthcare reform, which may affect future per capita expenditures for dental services and the ability and willingness of dentists to invest in high-technology products; the effects of healthcare related legislation and regulation which may affect expenditures or reimbursements for rehabilitative and assistive products; changes in the economics of the veterinary supply market, including reduced growth in per capita expenditures for veterinary services and reduced growth in the number of households owning pets; the ability of the Company to maintain satisfactory relationships with its sales force; unexpected loss of key senior management personnel; unforeseen operating risks; risks associated with the dependence on manufacturers of the Company’s products; and the ability of the Company to successfully integrate the recent acquisitions into its existing business. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission.

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For additional information, contact:

Ann B. Gugino	R. Stephen Armstrong
Vice President, Planning & Strategy	Executive Vice President & CFO
651-686-1600	651-686-1600

Source: Patterson Companies, Inc.